CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to 1993 Key Employee Stock Option Plan of Grossman's Inc. and to the incorporation by reference therein of our report dated January 31, 1994, with respect to the consolidated financial statements and schedules of Grossman's, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                                   Ernst & Young



Boston, Massachusetts
March 21, 1994